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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

File by a Party other than the Registrant    ☐

Check the appropriate box:

☐
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

American Residential Investment Trust, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒    No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, Schedule or Registration No.:

(3)
Filing Party:

(4)
Date Filed:

Information Concerning Participants

        American Residential Investment Trust, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the proposals set forth in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on June 7, 2002 and to vote against the stockholder proposals set forth in the Preliminary Proxy Statement filed with the SEC on June 11, 2002 by MacKenzie Patterson, Inc. The participants may include: (a) the directors of the Company: Keith Johnson, Richard T. Pratt, John M. Robbins, Jay M. Fuller, Mark J. Riedy, H. James Brown, Ray W. McKewon and John C. Rocchio; (b) the executive officers of the Company: John M. Robbins, Chief Executive Officer and Chairman of the Board; Jay M. Fuller, President and Chief Operating Officer; Judith A. Berry, Executive Vice President and Chief Financial Officer; Lisa S. Faulk, Senior Vice President, Operations; and Randall A. Myres, Senior Vice President, Chief Information Officer; and (c) Clayton Strittmatter, Senior Vice President of Finance. As of the date of this filing, the participants listed above beneficially own in the aggregate approximately 14.1% of the Company's common stock (including 0.5% beneficially owned by Mr. Strittmatter). Of the 14.1% beneficially owned by the participants, 3.2% is represented by outstanding shares and 10.9% is represented by outstanding options.

        ADDITIONAL INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IS INCLUDED IN THE COMPANY'S PROXY STATEMENT FOR ITS 2002 ANNUAL MEETING OF STOCKHOLDERS FILED WITH THE SEC ON JUNE 7, 2002.

        INVESTORS ARE URGED TO READ THE COMPANY'S PROXY STATEMENT, THE COMPANY'S ADDITIONAL SOLICIATION MATERIALS WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

        Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by contacting American Residential Investment Trust, Inc., 10421 Wateridge Circle, Suite 250, San Diego, California, 92121, (858) 909-1200.

        INVESTORS SHOULD READ THE COMPANY'S PROXY STATEMENT AND THE COMPANY'S ADDITIONAL SOLICIATION MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY BEFORE MAKING ANY VOTING DECISION.

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Information Concerning Participants